OMB APPROVAL

OMB Number:	3235-0059
Expires:	January 31, 2008
Estimated average burden hours per response	14.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Flagstar Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

April 30, 2007

To our stockholders:

We invite you to attend the 2007 Annual Meeting of Stockholders of Flagstar Bancorp, Inc. to be held at the national headquarters of the Company, 5151 Corporate Dr., Troy, Michigan on Friday, May 25, 2007 at 1:00 p.m., local time.

Enclosed are a notice setting forth the business expected to come before the Annual Meeting, the Proxy Statement, the Proxy card, and a copy of our Annual Report to Stockholders for 2006. Our directors and officers as well as representatives of Virchow, Krause & Company, LLP, our independent registered public accountants for 2006, will be present to respond to questions that you may have.

Your vote is very important to us. On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.

Thank you for your continuing support.

Sincerely,

/s/  Thomas J. Hammond
Thomas J. Hammond
Chairman of the Board

FLAGSTAR BANCORP, INC.
5151 CORPORATE DR.
TROY, MI 48098
(248) 312-2000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 25, 2007

NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Stockholders (the “Annual Meeting”) of Flagstar Bancorp, Inc. (the “Company”) will be held on Friday, May 25, 2007 at 1:00 p.m., local time, at the national headquarters of the Company, 5151 Corporate Dr., Troy, Michigan.

A proxy card and a proxy statement for the Annual Meeting are enclosed. We are also enclosing a copy of our 2006 Annual Report to Stockholders.

The Annual Meeting is for the purpose of considering and acting upon the following matters:

1. to elect six directors to the Board of Directors to hold office for a term of two years and until their successors shall have been duly elected and qualified;

2. to ratify the appointment of Virchow, Krause & Company, LLP as the Company’s independent registered public accountants for the year ending December 31, 2007; and

3. to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

NOTE: The Board of Directors is not aware of any other business to come before the Annual Meeting.

Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournments, the Annual Meeting may be adjourned. Stockholders of record on April 6, 2007, will be entitled to notice of and vote at the Annual Meeting and any adjournments thereof. A complete list of stockholders entitled to vote will be available for inspection at the Annual Meeting.

You are requested to fill in and sign the enclosed form of proxy, which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and choose to vote in person at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/  Mary Kay Ruedisueli
Mary Kay Ruedisueli
Secretary

Troy, Michigan
April 30, 2007

It is important that proxies be returned promptly. Therefore, whether or not you plan to be present in person at the Annual Meeting, please sign, date, and complete the enclosed proxy card and return it in the enclosed envelope. No postage is required if mailed in the United States.

PROXY STATEMENT
OF
FLAGSTAR BANCORP, INC.
5151 CORPORATE DR.
TROY, MI 48098
(248) 312-2000

ANNUAL MEETING OF STOCKHOLDERS

MAY 25, 2007

This Proxy Statement and the enclosed Proxy Card are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Flagstar Bancorp, Inc. (the “Company”). They will be used at the 2007 Annual Meeting of Stockholders of the Company (the “Annual Meeting”), that will be held on Friday, May 25, 2007 at 1:00 p.m., local time, at the national headquarters of the Company and Flagstar Bank, fsb (the “Bank”), 5151 Corporate Dr., Troy, Michigan. The accompanying Notice of Annual Meeting, this Proxy Statement, and the Proxy Card are being first mailed to stockholders entitled to vote at the Annual Meeting on or about April 30, 2007.

QUESTIONS AND ANSWERS

Why am I receiving these materials?

The Board is providing these proxy materials to you in connection with the Annual Meeting, to be held on May 25, 2007. As a stockholder, you are invited to attend the Annual Meeting, and are entitled and requested to vote on the items of business described in this Proxy Statement. Directors and officers of the Company as well as representatives of Virchow, Krause & Company, LLP, the Company’s independent registered public accountants for 2006, will be present to respond to questions that you may have.

What information is contained in this Proxy Statement?

This information relates to the proposals to be voted on at the Annual Meeting, the voting process, compensation of the Company’s directors and most highly paid executives, and certain other information required to be disclosed in this Proxy Statement.

Who is soliciting my vote pursuant to this Proxy Statement?

The Board is soliciting your vote at the 2007 Annual Meeting.

Who is entitled to vote?

Only stockholders of record at the close of business on April 6, 2007 (the “Record Date”) will be entitled to notice of and vote at the Annual Meeting.

How many shares are eligible to be voted?

As of the Record Date, the Company had 62,063,339 shares of common stock (“Common Stock”) outstanding. Each outstanding share of Common Stock will entitle its holder to one vote on each matter to be voted on at the Annual Meeting. For information regarding security ownership by the beneficial owners of more than 5% of the Common Stock and by management, see “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS” and “SECURITY OWNERSHIP OF MANAGEMENT.”

What am I voting on?

You are voting on each of the following matters:

1. to elect six directors to the Board. The Company’s nominees are Mark T. Hammond, Robert O. Rondeau, Jr., James D. Coleman, Richard S. Elsea, B. Brian Tauber, and Jay J. Hansen. All are current Company directors, and each will have a term of two years. No other nominations have been received.

2. to ratify the appointment of Virchow, Krause & Company, LLP as the Company’s independent registered public accountants for the year ending December 31, 2007.

You will also be entitled to vote on any other business that properly comes before the Annual Meeting or any adjournments thereof.

How does the Board recommend that I vote?

The Board recommends that you vote “FOR” each director nominee and “FOR” the ratification of Virchow, Krause & Company, LLP as our independent registered public accountants.

How many votes are required to hold the Annual Meeting and what are the voting procedures?

Quorum Requirement:  Michigan law provides that a quorum be present to allow any stockholder action at a meeting. A quorum consists of a majority of all of the outstanding shares of Common Stock that are entitled to vote at the Annual Meeting. Therefore, at the Annual Meeting, the presence, in person or by proxy, of the holders of at least 31,031,670 shares of Common Stock will be required to establish a quorum. Stockholders of record who are present at the Annual Meeting in person or by proxy but who abstain from voting are still counted towards the establishment of a quorum. This will include brokers holding customers’ shares of record even though they may abstain from certain votes.

Required Votes:  Each outstanding share of Common Stock is entitled to one vote on each proposal at the Annual Meeting. The number of required votes set forth below assumes that a quorum is present at the Annual Meeting.

1. Election of Directors.  The six nominees who receive the greatest number of votes cast for directors will be elected. There is no cumulative voting allowed for Company directors.

2. Ratification of Independent Registered Public Accountants.  The action will be approved if greater than a majority of shares represented at the Annual Meeting, either in person or by proxy, and entitled to vote are cast for it.

With respect to the election of directors, failure to vote, abstentions and broker non-votes will have no impact. With respect to the ratification of our independent registered public accountants, failure to vote and broker non-votes will have no effect because these shares will not be considered shares entitled to vote and therefore will not be counted as votes for or against the proposals. However, abstentions will have the same effect as voting against the ratification of our independent registered public accountants.

What is a broker non-vote?

If you hold your shares in “street name” through a broker or other nominee, whether the broker may vote your shares in its discretion depends on the proposals before the meeting. Under the rules of the New York Stock Exchange, your broker may vote your shares in its discretion on “routine matters.” For example, election of directors and ratification of independent registered public accountants are currently considered routine matters. Proposals that are not considered “routine” cannot be voted unless you specifically instruct your brokers. Accordingly, if your broker has not received your voting instructions with respect to that proposal, your broker cannot vote your shares on that proposal. This is referred to as a “broker non-vote.”

How may I cast my vote?

If you are the stockholder of record:  You may vote by one of the following two methods:

1. in person at the Annual Meeting, or

2. by mail by completing the proxy card and returning it.

Whichever method you use, the proxies identified on the proxy card will vote the shares of which you are the stockholder of record in accordance with your instructions. If you submit a signed proxy card without giving specific voting instructions, the proxies will vote the shares as recommended by the Board of Directors.

If you own your shares in “street name,” that is, through a brokerage account or in another nominee form:  You must provide instructions to the broker or nominee as to how your shares should be voted. Your broker or nominee will usually provide you with the appropriate instruction forms at the time you receive this Proxy Statement and the Company’s Annual Report. If you own your shares in this manner, you cannot vote in person at the Annual Meeting unless you receive a proxy to do so from the broker or the nominee, and you bring the proxy to the Annual Meeting.

How may I revoke or change my vote?

If you are the record owner of your shares, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

1. submitting a new proxy card bearing a later date,

2. delivering written notice to the Secretary of the Company prior to May 25, 2007, stating that you are revoking your proxy, or

3. attending the Annual Meeting and voting your shares in person.

Please note that your attendance at the Annual Meeting will not, by itself, constitute revocation of your proxy.

Who is paying for the costs of this proxy solicitation?

The Company will bear the cost of preparing, printing and mailing the materials in connection with this solicitation of proxies. In addition to mailing these materials, officers and regular employees of the Company may, without being additionally compensated, solicit proxies personally and by mail, telephone, facsimile or electronic communication. The Company will reimburse banks and brokers for their reasonable out-of-pocket expenses related to forwarding proxy materials to beneficial owners of stock or otherwise in connection with this solicitation.

Who will count the votes?

Matthew I. Roslin and Mary Kay Ruedisueli, the Company’s inspectors of election for the Annual Meeting, will receive and tabulate the ballots and voting instruction forms.

What happens if the Annual Meeting is postponed or adjourned?

Your proxy will still be effective and may be voted at the postponed meeting. You will still be able to change or revoke your proxy until it is voted.

What happens if a nominee is unable to serve, new business is introduced or procedural matters are voted upon?

Your proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, with respect to matters incident to the conduct of the Annual Meeting and with respect to any other matter presented to the Annual Meeting if notice of such matter has not been delivered to the Company in accordance with the Second Restated Articles of Incorporation. For more information on submitting matters to the

Company, see “STOCKHOLDER PROPOSALS” herein. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxies on such matters as determined by a majority of the Board. Except for procedural matters incident to the conduct of the Annual Meeting, the Company does not know of any other matters that are to come before the Annual Meeting.

PROPOSAL I

ELECTION OF DIRECTORS

The Board is currently composed of twelve directors. At this Annual Meeting, the terms of six of the current directors — Mark T. Hammond, Robert O. Rondeau, Jr., James D. Coleman, Richard S. Elsea, B. Brian Tauber, and Jay J. Hansen — will expire. The Board has nominated each of them to serve for a new two-year term and until their respective successors are duly elected and qualified.

It is intended that the persons named in the proxies solicited by the Board will vote for the election of each of these nominees. If the nominee is unable to serve, the shares represented by all properly executed proxies which have not been revoked will be voted for the election of such substitute as the Board may recommend, or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board does not know of any reason why any nominee might be unable to serve.

The Board of Directors recommends a vote “FOR” election as directors of all of the nominees listed below.

The following table sets forth, for the nominees and each continuing director, his or her name, that person’s age as of the Record Date, the year he or she first became a director of the Company and the expiration of his or her current term. Each of the nominees listed below has consented to serve if elected.

	Age as	Year First	Current
	of the	Elected	Term
	Record	Director of	to
Name	Date	the Company	Expire

Board Nominees for Terms to Expire in 2009
Mark T. Hammond	41	1993	2007
Robert O. Rondeau, Jr.	41	2002	2007
James D. Coleman	60	1993	2007
Richard S. Elsea	77	1997	2007
B. Brian Tauber	41	2005	2007
Jay J. Hansen	43	2005	2007
Directors Continuing in Office
Thomas J. Hammond	63	1993	2008
Kirstin A. Hammond	41	2002	2008
Charles Bazzy	77	2002	2008
Michael Lucci, Sr.	67	2004	2008
Robert W. DeWitt	67	2004	2008
Frank D’Angelo	63	2004	2008

The following sets forth the business experience of each nominee of the Company:

Mark T. Hammond has served as Vice Chairman of the Board of Directors of the Company and of the Bank since 1993, as President of the Company and the Bank since 1995, and as Chief Executive Officer of the Company and the Bank since 2002. Prior to being named President, Mr. Hammond was a Senior Vice President responsible for sales and secondary marketing and served in various other positions in the Bank since 1987. Mr. Hammond is a graduate of the Wharton School of Business (University of Pennsylvania), where he received a Bachelor’s Degree in 1987, and has served on the President’s Advisory Board of Fannie

Mae. Mr. Hammond is the son of Thomas J. Hammond, the husband of Kirstin A. Hammond, and the brother-in-law of Robert O. Rondeau, Jr.

Robert O. Rondeau, Jr. has served as a Member of the Board of Directors of the Company since 2002. He also serves as an Executive Director of the Company and the Bank, where he has been employed since 1995. Prior to joining the Bank, Mr. Rondeau received a Masters degree in Business Administration from Michigan State University in 1996 and a Bachelor’s Degree from Northwestern University in 1987. Mr. Rondeau is the son-in-law of Thomas J. Hammond and the brother-in-law of Mark T. Hammond and Kirstin A. Hammond.

Dr. James D. Coleman has served as a Member of the Board of Directors of the Company since 1993 and of the Bank since 1987. He is a board certified physician who owned and operated several emergency room staffing companies prior to his retirement in 1997.

Richard S. Elsea has served as a Member of the Board of Directors of the Company and of the Bank since 1997. Mr. Elsea has been President since 1970 of Real Estate One, a company founded in 1929, and which is Michigan’s largest real estate sales organization. Mr. Elsea also serves on the Board of Directors of Providence Hospital, a Michigan based not-for-profit organization.

B. Brian Tauber has served as a Member of the Board of Directors of the Company and the Bank since 2005. Mr. Tauber has served as Chief Executive Officer and President of Carolina Precision Plastics, LLC, an injection molder and assembler located in Ashboro, North Carolina, since 2001. Since 2003, Mr. Tauber has also served as President and Chief Executive Officer of C Enterprises, L.P., a custom cable assembly manufacturer located in Vista, California serving the data and telecom industries. Mr. Tauber is also a principal of BLT Ventures, LLC, which acquires majority interests in mid-market manufacturing companies. Mr. Tauber received his Masters degree in Business Administration and law degree from the University of Michigan in 1992, and his undergraduate degree from the University of Pennsylvania in 1988.

Jay J. Hansen has served as a Member of the Board of Directors of the Company and the Bank since 2005. Mr. Hansen currently provides consulting services to financial and manufacturing concerns. Prior to December 2006, Mr. Hansen was Chief Operating Officer of Noble International, Ltd., a Nasdaq-listed company and a supplier of automotive parts, component assemblies and value-added services to the automotive industry, from February 2006 to December 2006, Vice President and Chief Financial Officer from May 2003 to February 2006, and Vice President of Corporate Development from 2002 to 2003. Mr. Hansen was Vice President at Oxford Investment Group, a privately held merchant bank with holdings in a variety of business segments, from 1994 to 2002. Mr. Hansen is a graduate of the Wharton School of Business (University of Pennsylvania), where he received a Bachelor’s Degree in 1985.

The following sets forth the business experience of each continuing director of the Company:

Thomas J. Hammond has served as Chairman of the Board of Directors of the Company since 1993, and served as President from 1993 through 1995 and Chief Executive Officer from 1993 through 2002. Mr. Hammond founded the Bank in 1987 and has served as Chairman of its Board of Directors since that time. Mr. Hammond is the father of Mark T. Hammond, President, Chief Executive Officer and Vice Chairman of the Board of Directors, and is the father-in-law of Kirstin A. Hammond and Robert O. Rondeau, Jr., each of whom is an Executive Director of the Company and the Bank and a member of the Board of Directors of the Company.

Kirstin A. Hammond has served as a Member of the Board of Directors of the Company since 2002. She also serves as an Executive Director of the Company and the Bank where she has been employed since 1991. Prior to joining the Bank, Ms. Hammond worked as an Investment Analyst at Manufacturer’s National Bank from 1987 to 1991. Ms. Hammond graduated from the University of Michigan with a Masters degree in Business Administration in 1991 and from the Wharton School of Business (University of Pennsylvania) with a Bachelor’s Degree in 1987. Ms. Hammond is the wife of Mark T. Hammond, the daughter-in-law of Thomas J. Hammond, and the sister-in-law of Robert O. Rondeau, Jr.

Charles Bazzy has served as a Member of the Board of Directors of the Company since 2002 and of the Bank since 1987. Following his retirement in 1988 from Ford Motor Company, where he served as a product development manager for 33 years, Mr. Bazzy founded and is President of Charles Bazzy & Associates, a sales and marketing organization based in Michigan.

Michael Lucci, Sr. has served as a Member of the Board of Directors of the Company since 2004. Mr. Lucci retired from his position as the President and Chief Operating Officer of Bally’s Total Fitness Corporation in 1996, and is currently a managing partner of Venture Contracting, a Michigan-based construction company which he founded in 1997, and Michigan Multi-King, a Michigan-based owner and operator of fast food franchises which he founded in 1980.

Robert W. DeWitt has served as a Member of the Board of Directors of the Company and of the Bank since 2004. Mr. DeWitt is the President of DeWitt Building Co, a Michigan-based builder of custom homes and remodeling projects that he founded in 1979. Mr. DeWitt has been in the home building and remodeling business for 42 years.

Frank D’Angelo has served as a Member of the Board of Directors of the Company since 2004. Mr. D’Angelo is the President of Century 21 Hartford South, Inc., a Michigan-based real estate sales organization that he founded in 1972.

Board and Committee Meetings and Committees

The Board generally meets on a monthly basis, or as needed. During the year ended December 31, 2006, the Board met 12 times. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board during 2006, and (ii) the total number of meetings held by all committees of the Board on which that director served.

While the Company does not have a policy regarding director attendance at the annual meeting of stockholders, the Company encourages directors to attend every annual meeting. Ten out of twelve of the Company’s directors attended last year’s annual meeting of stockholders held on May 27, 2006.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee consists of directors Robert W. DeWitt and James D. Coleman, each of whom is independent as required and defined by the New York Stock Exchange. The chairman of the Nominating/Corporate Governance Committee is Mr. DeWitt. The Nominating/Corporate Governance Committee met three times in 2006.

Among other things, the Nominating/Corporate Governance Committee is responsible for reviewing annually the requisite skills and characteristics required of Board members, selecting, evaluating and recommending nominees for election by the Company’s stockholders and reviewing and assessing the adequacy of the Company’s policies and practices on corporate governance, including the Corporate Governance Guidelines which may be found on our website at www.flagstar.com.

The Nominating/Corporate Governance Committee will consider prospective nominees for the Board based on the need to fill vacancies or the Board’s determination to expand the size of the Board. This initial determination is based on information provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation. The Committee then evaluates the prospective nominee against the standards and qualifications set forth below, including relevant experience, industry expertise, intelligence, independence, diversity of background and outside commitments.

The general criteria for nomination to the Board include the following:

•	Directors should possess personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company’s stockholders and other constituencies.

•	Directors should have reputations, both personal and professional, consistent with the image and reputation of the Company.

•	Each director should have relevant experience and expertise and be able to add value and offer advice and guidance to the Chief Executive Officer based on that experience and expertise.

•	Directors should have current knowledge and contacts in the Company’s industry and other industries relevant to the Company’s business, ability to work with others as an effective group and ability to commit adequate time as a director.

•	A majority of directors on the Board should be “independent,” not only as that term may be legally defined, but also without the appearance of any conflict in serving as a director. In addition, directors should be independent of any particular constituency and be able to represent the interests of the Company’s stockholders and other constituencies.

•	Each director should have the ability to exercise sound business judgment.

•	Directors should be selected so that the Board of Directors is a diverse body reflecting gender, ethnic background, professional experience, current responsibilities and community involvement.

In considering director nominees, the Nominating/Corporate Governance Committee has not used third party search firms to assist in this purpose. The Nominating/Corporate Governance Committee recommends to the Board the slate of directors to be nominated for election at the annual meeting of stockholders. The Board is responsible for making interim appointments of directors in accordance with the Company’s Amended and Restated Articles of Incorporation and Second Amended and Restated Bylaws.

Compensation Committee

During 2006, the Compensation Committee consisted of directors James D. Coleman, Frank D’Angelo, and Robert W. DeWitt. The Compensation Committee met four times in 2006. The Compensation Committee meets periodically to establish policies that govern executive compensation. The Compensation Committee recommends to the Board components and structure of the compensation plans for executive officers of the Company and determines and approves compensation for the Chairman and the Chief Executive Officer.

Audit Committee

The Audit Committee consists of directors Charles Bazzy, Richard S. Elsea, Jay J. Hansen, and B. Brian Tauber. The chairman of the Audit Committee is Mr. Hansen. The Audit Committee met eight times in 2006. The Board has determined that Mr. Hansen qualifies as an “audit committee financial expert,” as defined by the rules and regulations of the SEC. Further, the Board certifies that each member of the Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined by the rules of the NYSE.

The Audit Committee is responsible for reviewing the Company’s audit programs and the activity of the Bank. The Audit Committee oversees the quarterly regulatory reporting process, oversees the internal compliance audits as necessary, receives and reviews the results of each external audit, reviews management’s responses to independent registered public accountants’ recommendations, and reviews management’s reports on cases of financial misconduct by employees, officers or directors. The Audit Committee is also responsible for engaging the Company’s independent registered public accountants and for the compensation and oversight of the work of the independent registered public accountants for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company.

The Audit Committee adopted the Flagstar Bancorp, Inc. Audit Committee Pre-Approval Policy (the “Pre-Approval Policy”), which requires the committee to pre-approve the audit and non-audit services performed by the independent registered public accountants and confirm that such services do not impair the independent registered public accountants’ independence. Among other things, the Pre-Approval Policy provides that unless a service to be provided by the independent registered public accountants has received general pre-approval, it requires specific pre-approval by the Audit Committee. Further, the Pre-Approval Policy provides that any services exceeding pre-approval cost levels will require specific pre-approval by the Audit Committee. In 2006, all of the fees paid to our independent registered public accountants were pre-approved by the Audit Committee.

Director Compensation

The Company’s general policy is to provide non-management directors with both cash and equity-based compensation that is intended to assist the Company in attracting and retaining qualified non-management directors. The Company does not pay director compensation to its directors who are also employees of the Company.

The Nominating/Corporate Governance Committee, which consists solely of independent directors, has the primary responsibility to review director compensation and benefits on an annual basis and recommend any revisions to the Board. For 2006, non-management directors received the following compensation for their service on the Board and its committees:

•	For each monthly Board meeting, $2,500 for attendance in person and $1,250 for attendance by telephone;

•	For each special telephone Board meeting, $500;

•	For each Audit Committee meeting, $1,500 for attendance in person and $750 for attendance by telephone;

•	Annual retainer fee for the chairman of the Audit Committee, $15,000;

•	For each special required attendance for an out of office meeting, $500;

•	For each special telephone Audit Committee meeting, $300;

•	For each Compensation Committee meeting, $600;

•	Annual retainer fee for the chairman of the Compensation Committee, $15,000;

•	For each telephone Compensation Committee meeting, $300;

•	For each Nominating/Corporate Governance Committee meeting, $600 for attendance in person and $200 for attendance by telephone;

•	For each meeting of non-management directors held the same day as the Board meeting, $300 for attendance in person and $150 for attendance by telephone; and

•	For each meeting of non-management directors not held the same day as the Board meeting, $800 for attendance in person and $300 for attendance by telephone.

The Company reimburses non-management directors that attend meetings of the Board or its committees from out-of-town for reasonable travel expenses, including accommodations.

In addition, non-management directors are eligible to receive equity-based compensation under the 2006 Equity Incentive Plan. Non-management directors did not receive equity-based compensation in 2006.

The table below details the compensation earned by the Company’s non-management directors in 2006.

	Fees Earned
	or Paid in	Option
Name	Cash	Awards(1)(2)	Total

Charles Bazzy	$41,700	$—	$41,700
James D. Coleman	46,100	4,248	50,348
Richard S. Elsea(3)	40,950	—	40,950
Michael Lucci, Sr.	31,200	—	31,200
Frank D’Angelo	33,600	—	33,600
Robert DeWitt	35,000	—	35,000
B. Brian Tauber	33,900	989	34,889
Jay J. Hansen	54,200	989	55,189

(1)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) of awards pursuant to the 2006 Equity Incentive Plan (including the 1997 Employees and Directors Stock Option Plan which was merged into the 2006 Equity Incentive Plan) and thus include amounts from stock option awards granted in and prior to 2006. Assumptions used in the calculation of these amounts are included in footnote 30 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2007.

(2)	As of December 31, 2006, each director had the following number of stock options outstanding: Charles Bazzy — 2,500; James D. Coleman — 8,500; Richard S. Elsea — 2,500; Michael Lucci, Sr. — 2,500; Frank D’Angelo — 2,500; Robert DeWitt — 2,500; B. Brian Tauber — 1,500; and Jay J. Hansen — 1,500.

(3)	As of December 31, 2006, Richard S. Elsea held 14,400 shares of restricted stock in a deferred compensation trust.

CORPORATE GOVERNANCE

General

The Company adopted Corporate Governance Guidelines in 2004 and amended those guidelines in 2006, and the Nominating/Corporate Governance Committee reviews and assesses the adequacy of those guidelines annually. You may obtain the Corporate Governance Guidelines and the charters of each of the Board’s committees, including the Audit Committee, the Compensation Committee and Nominating/Corporate Governance Committee, on our website, www.flagstar.com. These documents are also available in print upon written request to Paul Borja, CFO, Flagstar Bancorp, Inc., 5151 Corporate Drive, Troy, Michigan 48098.

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to actions of the employees, officers and directors of the Company including the principal executive officer, principal financial officer, and principal accounting officer. Among other things, the Code of Conduct requires compliance with laws and regulations, avoidance of conflicts of interest and insider trading, and reporting of illegal or unethical behavior. Further, the Code of Conduct provides for special ethics obligations for employees with financial reporting obligations. A copy of the Code of Conduct may be found on our website at www.flagstar.com. Also, the Code of Conduct is available in print upon written request to Paul Borja, CFO, Flagstar Bancorp, Inc., 5151 Corporate Drive, Troy, Michigan 48098.

Stockholder Nominations

While the Nominating/Corporate Governance Committee will consider nominees recommended by stockholders, it has not actively solicited recommendations from the Company’s stockholders for nominees. Stockholders who wish to nominate candidates for election to the Board at the Annual Meeting must follow the procedures outlined in “STOCKHOLDER PROPOSALS.” The Nominating/Corporate Governance Committee will evaluate candidates properly proposed by shareholders in the same manner as all other candidates.

All stockholder nominations for new directors must be in writing and must set forth as to each director candidate recommended the following: (1) name, age, business address and, if known, residence address of the nominee; (2) the principal occupation or employment of the nominees; (3) the number of shares of Common Stock that are beneficially owned by the nominee; and (4) any other information relating to the person that would be required to be included in a proxy statement prepared in connection with the solicitation of proxies for an election of directors pursuant to applicable law and regulations. Certain information as to the stockholder nominating the nominee for director must be included, such as the name and address of the stockholder and the number of shares of Common Stock which are beneficially owned by the stockholder. The stockholder must promptly provide any other information requested by the Company.

Independence

The Board has conducted its annual review of director independence. During this review, the Board considered relationships and transactions during the past three years between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including those reported under “CERTAIN TRANSACTION AND BUSINESS RELATIONSHIPS.” The purpose of the review was to determine whether any such relationship or transactions were inconsistent with a determination that the director is independent.

The Board reviewed and considered two relationships reported under “CERTAIN TRANSACTION AND BUSINESS RELATIONSHIPS.” With respect to Richard S. Elsea, the Board reviewed and considered transactions between John Adams Mortgage Company (“John Adams”), which Richard S. Elsea owns, and the Bank. In 2006, the Bank purchased mortgage loans from John Adams Mortgage Company which resulted in gross income to John Adams Mortgage Company of $74,000 which is less than 2.0% of John Adams’ gross income. After reviewing and considering the Bank’s ongoing business with John Adams, the Board determined that such relationship is not material on the basis that this is routine in nature, was entered into in the ordinary course of business, and was immaterial in amount to both companies. With respect to Michael Lucci, Sr., the Board reviewed and considered that his daughter-in-law, Rebecca Lucci, is employed as an Executive Vice President in the Human Resources department of the Company. After reviewing and considering the relationship, the Board determined that such relationship is not material on the basis that Ms. Lucci is not an executive officer under Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended, because she is not in charge of a “principal business unit, division or function” and does not perform a significant policy-making function, Ms. Lucci was a Senior Vice President of the Company prior to Mr. Lucci becoming a member of the Board in 2001, Ms. Lucci’s employment relationship with the Company is on an arm’s length basis, Ms. Lucci is an adult who does not live in the same household as Mr. Lucci, and Mr. Lucci does not have any material interest in the employment relationship between Ms. Lucci and the Company.

Based on the review, the Board has affirmatively determined that directors Charles Bazzy, James D. Coleman, Frank D’Angelo, Robert W. DeWitt, Richard S. Elsea, Michael Lucci, Sr., B. Brian Tauber, and Jay J. Hansen are independent in accordance with applicable Securities and Exchange Commission and New York Stock Exchange rules. The Board considered all relevant facts and circumstances in concluding that such persons are independent and have no material relationship with the Company. As of and after the Annual Meeting, a majority of the Board and the entirety of the Board’s three standing committees will be composed of independent directors.

Director and Executive Officer Stock Ownership Guidelines

The Board previously adopted stock ownership requirements for the Company’s directors and executive officers determined that all of the non-management directors must meet or exceed these requirements prior to July 1, 2006. The requirements specify that non-management directors are expected to own or have stock options to purchase at least 1,000 shares of Common Stock. Each of the non-management directors meet or exceed the stock ownership guidelines.

Senior officers of the Company are expected to own at least 100 shares, including shares held in the Flagstar Bank 401(k) Plan.

Executive Sessions of Non-Management Directors

All non-management directors meet in executive session at least four times per year. No employee of the Company may attend or participate in such executive sessions. The Board will annually designate the lead non-management director, or Lead Director, to chair the executive sessions and to establish and distribute an agenda for each such meeting. Charles Bazzy has been designated the Lead Director for 2007.

Communications with the Board or the Lead Director

Individuals who have an interest in communicating directly with a member of the Board, the Board or the non-management members of the Board may do so by directing the communication to the “Board of Director — [name of individual director]”, “Board of Directors” or “Lead Director”, respectively. The Lead Director is the presiding director for non-management sessions of the Board of Directors. Following each meeting of the non-management directors, the Lead Director determines whether any communication necessitates discussion by the full Board. Any communications should be sent to the following address: Flagstar Bancorp, Inc., 5151 Corporate Drive, Troy, Michigan, 48098.

Succession Plan

Pursuant to the Corporate Governance Guidelines, the Chief Executive Officer and the Nominating/Corporate Governance Committee review succession planning with the Board on an annual basis. The Board has adopted a succession plan that is consistent with industry practice and would provide for an orderly transition in case of a catastrophic event involving the Chairman or the Chief Executive Officer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Persons and groups beneficially owning more than 5% of the Common Stock are generally required under federal securities laws to file certain reports with the Securities and Exchange Commission (“SEC”) detailing such ownership. The term “beneficial ownership” means the shares held as of the Record Date plus shares underlying any options or securities that are exercisable as of or within 60 days before or after the Record Date. The following table sets forth, as of the Record Date, certain information as to the Common Stock beneficially owned by any person or group of persons who are known to the Company to be the beneficial owners of more than 5% of the Common Stock. Other than as disclosed below, management knows of no person who beneficially owned more than 5% of the Common Stock at the Record Date.

Name and Address of	Amount and Nature of
Beneficial Owner(a)	Beneficial Ownership		Percent of Class(b)

Thomas J. Hammond(c)	11,033,077	(d)(e)	17.6%
Mark T. Hammond(c)	6,544,820	(d)(f)	10.4
Janet G. Hammond(c)	4,333,106	(d)(g)	7.0
Dimensional Fund Advisors LP	3,995,803	(h)	6.4
1299 Ocean Avenue Santa Monica, CA 90401
Carrie C. Langdon(c)	3,286,315	(d)(i)	5.3

(a)	Unless otherwise noted, the address of record for each of the individuals named below is c/o Flagstar Bancorp, Inc., 5151 Corporate Drive, Troy, Michigan 48098.

(b)	The percentage owned is calculated for each stockholder by dividing (i) the total number of outstanding shares beneficially owned by such stockholder as of the Record Date plus the number of shares such person has the right to acquire within 60 days of the Record Date, into (ii) the total number of outstanding shares as of the Record Date plus the total number of shares that such person has the right to acquire within 60 days of the Record Date.

(c)	Mr. Thomas Hammond is the husband of Ms. Hammond. Further, Mr. Mark Hammond and Ms. Langdon are the adult children of Mr. Thomas Hammond and Ms. Hammond.

(d)	These amounts include beneficial ownership of shares with respect to which voting or investment power may be deemed to be directly or indirectly controlled, but does not include stock owned by each stockholder’s spouse, as to which the respective person disclaims beneficial ownership.

(e)	This amount includes 10,305,267 shares held indirectly in a revocable living trust, 60,289 shares held indirectly in the Flagstar Bank 401(k) Plan, 17,123 shares of restricted stock, and stock options exercisable as of the Record Date, or that will become exercisable within 60 days thereafter, to purchase 650,398 shares of Common Stock.

(f)	This amount includes 5,533,847 shares held indirectly in a revocable living trust, 26,378 shares of restricted stock, and stock options exercisable as of the Record Date, or that will become exercisable within 60 days thereafter, to purchase 984,595 shares of Common Stock.

(g)	These shares are held indirectly in a revocable living trust.

(h)	Based solely on a Schedule 13G/A for the fiscal year ended December 31, 2006 filed with the Securities and Exchange Commission on February 9, 2007.

(i)	This amount includes 3,254,630 shares held indirectly in a revocable living trust and 204,000 shares held indirectly in a limited liability company.

EXECUTIVE OFFICERS

The following table sets forth the name and age (as of the Record Date) of the Company’s executive officers.

Name and Age	Position(s) Held in 2006

Thomas J. Hammond, 63	Chairman of the Board of the Company and the Bank
Mark T. Hammond, 41	Vice Chairman, President and Chief Executive Officer of the Company and the Bank
Paul D. Borja, 46	Executive Vice-President and Chief Financial Officer of the Company and the Bank
Kirstin Hammond, 41	Executive Director and Chief Investment Officer of the Company and the Bank
Robert O. Rondeau, Jr., 41	Executive Director of the Company and the Bank
Matthew I. Roslin, 39	Executive Vice-President of the Company and the Bank and Chief Legal Officer of the Bank

Thomas J. Hammond has served as Chairman of the Board of Directors of the Company since 1993, and served as President from 1993 through 1995 and Chief Executive Officer from 1993 through 2002. Mr. Hammond founded the Bank in 1987 and he has served as Chairman of the Board of Directors of the Bank since that time. Mr. Hammond is the father of Mark T. Hammond, President, Chief Executive Officer and Vice Chairman of the Board of Directors, and is the father-in-law of Kirstin A. Hammond and Robert O. Rondeau, Jr., each of whom is an Executive Director of the Company and the Bank and a member of the Board of Directors of the Company.

Mark T. Hammond has served as Vice Chairman of the Board of Directors of the Company and of the Bank since 1993, as President of the Company and the Bank since 1995, and as Chief Executive Officer of the Company and the Bank since 2002. Prior to being named President, Mr. Hammond was a Senior Vice President responsible for sales and secondary marketing and served in various other positions in the Bank since 1987. Mr. Hammond is a graduate of the Wharton School of Business (University of Pennsylvania), where he received a Bachelor’s Degree in 1987, and has served on the President’s Advisory Board of Fannie Mae. Mr. Hammond is the son of Thomas J. Hammond, the husband of Kirstin A. Hammond, and the brother-in-law of Robert O. Rondeau, Jr.

Paul D. Borja has served as Executive Vice-President of the Company and the Bank since May 25, 2005, and also as its Chief Financial Officer since June 20, 2005. Previously, he practiced law from 1990 through 2005, including as a partner with the law firm Kutak Rock LLP, Washington, DC from 1997 through 2005, with a practice involving federal tax, banking, corporate law and federal securities law matters. Prior to practicing law, Mr. Borja was a CPA with Peat Marwick Mitchell, a predecessor to KPMG, from 1982 through 1987, primarily as an auditor of banks and savings and loans. Mr. Borja received his master’s degree in tax law from Georgetown University in 1991, his law degree from George Washington University in 1990, and his bachelor’s degree in accounting from the University of Notre Dame in 1982.

Kirstin A. Hammond has served as a Member of the Board of Directors of the Company since 2002. She also serves as an Executive Director of the Company and the Bank where she has been employed since 1991. Prior to joining the Bank, Ms. Hammond worked as an Investment Analyst at Manufacturer’s National Bank from 1987 to 1991. Ms. Hammond graduated from the University of Michigan with a Masters degree in Business Administration in 1991 and from the Wharton School of Business (University of Pennsylvania) with a Bachelor’s Degree in 1987. Ms. Hammond is the wife of Mark T. Hammond, the daughter-in-law of Thomas J. Hammond, and the sister-in-law of Robert O. Rondeau, Jr.

Robert O. Rondeau, Jr. has served as a Member of the Board of Directors of the Company since 2002. He also serves as an Executive Director of the Company and the Bank, where he has been employed since 1995. Prior to joining the Bank, Mr. Rondeau received a Masters degree in Business Administration from Michigan State University in 1996 and a Bachelor’s Degree from Northwestern University in 1987.

Mr. Rondeau is the son-in-law of Thomas J. Hammond and the brother-in-law of Mark T. Hammond and Kirstin A. Hammond.

Matthew I. Roslin has served as Chief Legal Officer of the Bank since April 2004 and as an Executive Vice-President of the Company and the Bank since 2005. Prior to joining the Bank, Mr. Roslin was Executive Vice-President of MED3000 Group, Inc. a privately held healthcare management company that he joined in 1996 as its General Counsel. Mr. Roslin practiced corporate law, with a focus on mergers and acquisitions and federal securities law from 1994 to 1996 as an associate with Dewey Ballantine, and from 1991 to 1993 as an associate with Jones Day. Mr. Roslin received his law degree from the UCLA School of Law in 1991 and his bachelor’s degree in economics from the Wharton School of Business (University of Pennsylvania) in 1988.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth, as of the Record Date, certain information known to the Company as to the Common Stock beneficially owned by each director, each named executive officer listed in “EXECUTIVE COMPENSATION — Summary Compensation Table,” and all directors and executive officers of the Company as a group. A total of 62,063,339 shares of Common Stock were issued and outstanding as of the Record Date.

	Amount and
	Nature of
	Beneficial		Percent
Name of Beneficial Owner	Ownership(a)(b)		of Class

Thomas J. Hammond	11,033,077	(c)	17.6%
Mark T. Hammond	6,550,683	(d)	10.5%
Charles Bazzy	58,542		*
James D. Coleman	29,665		*
Richard S. Elsea	27,825	(e)	*
Kirstin A. Hammond	166,171	(f)	*
Michael Lucci, Sr.	12,500	(g)	*
Frank D’Angelo	2,800		*
Robert Dewitt	3,850	(h)	*
Robert O. Rondeau, Jr.	235,636	(i)	*
B. Brian Tauber	3,250	(j)	*
Jay J. Hansen	750		*
Paul D. Borja	29,665	(k)	*
All directors and executive officers as a group	18,156,867		29.2%

*	Less than 1.0%

(a)	These amounts include beneficial ownership of shares with respect to which voting or investment power may be deemed to be directly or indirectly controlled, but does not include stock owned by each stockholder’s spouse, as to which the respective person disclaims beneficial ownership.

(b)	These amounts set forth below include options exercisable as of the Record Date, or that will become exercisable within 60 days thereafter, to purchase shares of Common Stock for the following persons: Mr. Thomas Hammond, 650,398 shares, Mr. Mark Hammond, 984,595 shares, Mr. Bazzy, 2,500 shares, Mr. Coleman, 8,500 shares, Mr. Elsea, 2,500 shares, Ms. Hammond, 105,719 shares, Mr. Lucci, 2,500 shares, Mr. D’Angelo, 2,500 shares, Mr. Dewitt, 2,500 shares, Mr. Rondeau, 96,379 shares, Mr. Hanson, 750 shares, Mr. Tauber, 750 shares, Mr. Borja, 11,429 shares, and all directors and executive officers as a group, 1,784,654 shares.

(c)	This amount includes 10,305,267 shares held indirectly in a revocable living trust, 17,123 shares of restricted stock and 60,289 shares held indirectly in the Flagstar Bank 401(k) Plan.

(d)	This amount includes 5,533,847 shares held indirectly in a revocable living trust and 26,378 shares of restricted stock.

(e)	This amount includes 10,925 shares held indirectly in a marital trust and 14,400 shares held indirectly in a deferred compensation trust.

(f)	This amount includes 52,742 shares held indirectly in a revocable living trust, 3,112 shares of restricted stock and 4,598 shares held indirectly in the Flagstar Bank 401(k) Plan.

(g)	This amount includes 10,000 shares held indirectly in a revocable living trust.

(h)	This amount includes 1,350 shares held indirectly by Mr. DeWitt’s wife.

(i)	This amount includes 106,567 shares held indirectly in a revocable living trust, 3,112 shares of restricted stock and 29,578 shares held indirectly in the Flagstar Bank 401(k) Plan. This amount does not include 2,824,430 shares held by his wife as to which he disclaims beneficial ownership.

(j)	This amount includes 2,500 shares held indirectly in a revocable living trust.

(k)	This amount includes 2,762 shares of restricted stock and 7,344 shares held indirectly in a revocable living trust.

COMPENSATION DISCLOSURE AND ANALYSIS

Overview

The Compensation Committee of the Board (the “Committee”) has the responsibility for establishing the policies that govern executive compensation and for recommending the components and structure of executive compensation. More specifically, the Committee reviews and approves corporate goals and objectives relevant to compensation of the Chairman and of the Chief Executive Officer (“CEO”), evaluates the Chairman’s and the CEO’s performance in light of such goals and objectives, determines compensation of the Chairman and of the CEO based on such respective evaluations, and makes compensation recommendations to the Board related to other Named Executive Officers.

Throughout this Proxy Statement, the Chairman, the CEO, the Company’s Chief Financial Officer, and the other executive officers included in the Summary Compensation Table are referenced as the “Named Executive Officers.”

Compensation Philosophy and Objectives

We compensate our Named Executive Officers through a combination of base salary, performance-based incentive compensation, and other benefits designed to embody a pay-for-performance philosophy. We have designed our policies and plans to encourage the achievement of specific objectives set by the Board and the Committee and to reward exceptional performance. We do so by placing a significant emphasis on performance-based compensation. The Company’s primary objective is to provide competitive compensation that enhances performance and shareholder return.

Setting Executive Compensation

Based on the forgoing objectives, the Committee has structured the base salary and performance-based incentive compensation to motivate the Named Executive Officers to achieve the business goals set by the Company and the Committee and to reward the Named Executive Officers for achieving such goals. In furtherance of this, at the request of the Committee, the Company engaged Clark Consulting, an independent compensation consultant, to conduct an annual review of its compensation program for the Named Executive Officers. Clark Consulting provides the Committee and the Board with relevant market data and alternatives to consider when making compensation decisions for the Named Executive Officers.

Management of our Company plays an important role in setting compensation. Management assists the Committee in evaluating employee performance, recommending the factors and targets for performance-based compensation and recommending compensation levels and forms of compensation awards. Our Chairman and our Chief Executive Officer assist the Committee by providing the Committee with information on our Company’s strategic objectives, our Company’s past and expected future performance in light of relevant market conditions and other information as the Committee may request to evaluate compensation and make informed decisions.

In making compensation decisions, the Committee and the Company first review prior years’ total compensation and operating performance to determine an estimated level of total compensation for the following year. They then compare total compensation against compensation of two peer groups composed of savings and loan holding companies, bank holding companies, commercial banks and mortgage lending institutions similar to the Company in size, market capitalization, scope of operations and other characteristics to ensure that estimated compensation is reasonable and competitive. In its review of executive compensation, the Committee considers regional and national surveys of compensation paid to executive officers of the peer group as well as the Company’s operating results. At the direction of the Company and the Committee, Clark Consulting uses two peer groups to provide a better comparison of the Company’s executive compensation to competitors. The first peer group is comprised of companies that report separate positions for chairman and CEO or comparable titles and for 2006 included: Washington Mutual Inc., Countrywide Financial, UnionBanCal Corp., Marshall & Ilsley Corp., Commerce Bancorp Inc., Hudson City Bancorp Inc., N.Y. Community Bancorp, City National Corp., MAF Bancorp Inc., Wilmington Trust Corp., Whitney Holding Corp., Capitol Federal Financial., UMB Financial Corp., Republic Bancorp Inc. and Riggs National Corp. The second peer group is comprised of companies that report a significant portion of their business as residential mortgage lending and for 2006 included: Washington Mutual Inc., Countrywide Financial, Commerce Bancorp Inc., Hudson City Bancorp Inc., New York Community, IndyMac Bancorp Inc., Webster Financial Corp., TCF Financial Corp., Valley National Bancorp, BankUnited Financial Corp., MAF Bancorp Inc., FirstFed Financial Corp., Commercial Federal Corp., Capitol Federal Financial and Republic Bancorp Inc. These were the same peer groups used in 2005.

A significant percentage of total compensation is allocated to incentives as a result of the philosophy discussed herein. However, there is no pre-established policy or target for allocation between performance-based and nonperformance-based compensation. Additionally, there is no pre-established policy or target for allocation between either cash or non-cash compensation or short-term and long-term incentive compensation. Instead, the Company and the Committee annually review information provided by Clark Consulting and gathered through other sources to determine the appropriate level and mix of compensation each year. For 2006, performance-based compensation as a percentage of total compensation for the Named Executive Officers was 99% for Thomas J. Hammond, 98% for Mark T. Hammond, 32% for Paul D. Borja, 27% for Kirstin A. Hammond, and 28% For Robert O. Rondeau. Thomas J. Hammond and Mark T. Hammond’s percentages resulted from their request to not be paid a base salary in 2006.

To further align the interests of executive officers with the interests of the stockholders, the Company requires that each senior officer maintain a minimum ownership in the Company. Currently, all senior officers of the Company, including Named Executive Officers, are expected to own at least 100 shares, including shares held in an account under the Company’s 401(k) plan.

2006 Executive Compensation Components

For the year ended December 31, 2006, the Committee determined that the executive compensation program should have the following primary components: base salary; performance-based incentive compensation; and other benefits. The following discusses each of the primary components of the compensation of the Named Executive Officers for 2006.

Base Salary.  The Company provides the Named Executive Officers with a base salary for services rendered during the fiscal year. Base salary levels are considered annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility. The Committee has determined that the base salary for the Company’s Named Executive Officers should be based primarily on the salaries paid to executives having comparable responsibilities at other similar institutions. A primary, but not the sole, source of information upon which the base compensation of Named Executive Officers is based are surveys of compensation paid to executives performing similar functions at other savings and loan holding companies, bank holding companies, commercial banks and mortgage lending institutions provided by Clark Consulting in addition to the prior year’s operating results. In setting base salaries, the Committee also considers the personal performance and effectiveness of the Named Executive Officers as well as the duties and requirements of each position.

The Company and the Committee recognize that most of its competitors provide their Named Executive Officers with a mix of incentive compensation and base salary, with the salary to counterbalance the relatively high risk-taking motivation associated with annual incentive awards. However, the Company and the Committee further recognize that it may be unique from its competitors in that the long-term interests of most of its Named Executive Officers are already aligned with shareholders because of the high ownership stakes of most of the Named Executive Officers in the Company. At their request, the Chairman and the CEO were not paid a base salary in 2006. The Committee considered their request and determined that by providing no guaranteed salary to the Chairman and CEO in 2006 and making their compensation dependent on performance-based compensation would motivate superior performance. Based on this decision, the Chairman and CEO would achieve significant compensation levels only if shareholders also achieve significant gains. For 2007, however, the base salaries for the Chairman and the CEO have been reinstated.

Performance-Based Incentive Compensation.  In 2006, the Company adopted and shareholders approved the 2006 Equity Incentive Plan, which permits the Committee to issue compensation in a number of forms, including incentive stock options, nonqualified stock options, restricted stock, performance-based cash payments, stock appreciation rights, restricted stock units, performance units, and performance shares. The 2006 Equity Incentive Plan provides the Committee with the flexibility to design compensatory awards that are responsive to the Company’s needs and competitive in the market. Further, the 2006 Equity Incentive Plan permits the Committee to grant equity-based compensation that encourages the Company’s employees, including the Named Executive Officers, to focus on managing the Company from the perspective of an equity owner.

Awards under the 2006 Equity Incentive Plan typically are made at the Committee’s first regularly scheduled meeting in January or February of each year based on the performance of the Company for the preceding calendar year. For 2006, awards to the Named Executive Officers under the 2006 Equity Incentive Plan were purely performance-based awards. As a result, the Named Executive Officers were required to satisfy predetermined business objectives to obtain an award under the 2006 Equity Incentive Plan, as further described below. Newly hired executives may receive equity-based awards mid-year in connection with their hire.

In general, the Committee uses the 2006 Equity Incentive Plan to provide performance-based incentive compensation calculated using a mathematical formula comparing the performance of the Company with certain benchmark performance levels. In recent years, the same performance criteria have been used for all employees, including Named Executive Officers, eligible to receive awards under then-existing plans, although, for 2007, officers other than Named Executive Officers and other members of senior management will receive compensation from the 2006 Equity Incentive Plan based solely on the Company’s earnings. For 2006, the performance criteria entailed certain achievements required in the areas of returns on average equity, net interest margin, total loan origination, asset growth, retail deposit growth, gain on sale margin and our efficiency ratio. The Committee determined a range for each factor which corresponded to a payout percentage. The payout percentages for each factor ranged from 0 to 200% and the factors were based on a weighted percentage. Payout at the 200% level was reserved for superior performance. The factors were weighted at 30%, 10%, 15%, 10%, 15%, 10% and 10% respectively. The Committee also determined a maximum amount of compensation for each named executive which could be payable to the named executive officer assuming the Company met all factors at the 200% payout level. The Committee determined the maximum payout percentage of 200%, each executive’s maximum payment and the targets of each factor in significant part based on the Company’s strategic objectives, information provided by Clark Consulting, including affirmation that payouts at 200% are comparable in the broader industry, the desired long-term success of the Company and the desire to motivate a performance above the projected performance of peers.

After the close of the year, the Committee reviews the operating performance of the Company and determines the percentage of goals met by the Company for the prior year. Thereafter, the Committee recommends to the Company that it pay performance-based compensation to Named Executive Officers as determined by the percentage of goals met by the Company and the pre-established maximum payment per executive. The Committee has the discretion to recommend a payment to any Named Executive Officer below that which the Named Executive Officer otherwise would be entitled under the predetermined mathematical formula. In 2006, the Company met 40% of the financial performance goals set by the Committee. As a result, for 2006, the cash value of the Named Executive Officers’ performance-based incentive compensation awards were as follow:

Cash Value

Thomas J. Hammond	$1,200,000.00
Mark T. Hammond	2,000,000.00
Paul D. Borja	200,000.00
Kirstin A. Hammond	140,000.00
Robert O. Rondeau	140,000.00

Pursuant to the Committee’s determination, the 2006 performance-based incentive compensation award was allocated 60% to cash bonus, 20% to stock appreciation rights, and 20% to restricted stock. The Committee determined that performance-based cash, stock appreciation rights and restricted stock were the appropriate way to compensate performance under the 2006 Equity Incentive Plan. The Committee awarded stock appreciation rights equal to 20% of the cash value of the performance-based incentive compensation awards, which can be settled only in cash, as a motivation to drive shareholder return and to prevent shareholder dilution. All the value received by the Named Executive Officers from stock appreciation rights is based solely on the growth of our stock price after the grant date. The Committee also awarded restricted stock equal to 20% of the cash value of the performance-based incentive compensation awards. The Committee believes that restricted stock that vests over time enhances the retention of executive officers and focuses the executive officers on the growth of our stock price. Therefore, the Named Executive Officers received the following performance-based incentive compensation for 2006:

		Stock
	Cash	Appreciation	Restricted
	Bonus	Rights	Stock

Thomas J. Hammond	$720,000.00	109,091	16,575
Mark T. Hammond	1,200,000.00	181,818	27,624
Paul D. Borja	120,000.00	18,182	2,762
Kirstin A. Hammond	84,000.00	12,727	1,934
Robert O. Rondeau	84,000.00	12,727	1,934

The number of stock appreciation rights was calculated on the grant date, January 30, 2007, using the Black-Scholes pricing model. The Committee utilized the following assumptions when calculating the number of stock appreciations rights: (i) the continuously compounded risk-free rate of return expressed on a weighted average annual basis was 4.86%; (ii) expected volatility of the underlying common stock was 19.41%; (iii) expected lives of the stock appreciation rights granted were five years; and (iv) dividends on the underlying common stock increased at an annual rate of 4.14%. The stock appreciation rights must be settled in cash and vest in four equal annual installments. The number of shares of restricted stock was calculated using the average high and low stock price on the date of grant, January 30, 2007, and vest in two equal annual installments. The vesting periods encourage executive retention even after performance goals have been met and the preservation of shareholder value.

Other Benefits.  In addition to the foregoing, the Company provides a 401(k) plan to the Named Executive Officers that is generally available to all Company employees. Under the 401(k) plan, eligible employees may contribute up to 60% of their annual compensation, subject to a maximum amount prescribed by law. The maximum annual contribution was $15,000 for 2006, as well as catch up contribution for participants who were 50 years old or older of up to $5,000. The Company currently provides a matching contribution up to 3% of an employee’s annual compensation up to a maximum of $6,600. The Company also provides medical, dental and life insurance to its Named Executive Officers, which are benefits generally available to all Company employees.

The Company provides Named Executive Officers with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Committee annually reviews the levels of perquisites and other personal benefits provided to Named Executive Officers. The primary perquisites for Named Executive Officers include an automobile allowance and country club dues. The Company provides an automobile allowance as our Named Executive Officers are expected to travel significantly for business. The Company provides country club dues because the use of the country club memberships are used primarily for business entertainment and customer relations. The Company no longer provides country club dues beginning in 2007.

Severance and Change-in Control Benefits

On February 28, 2007, the Company entered into amended and restated employment agreements with the Named Executive Officers to be effective as of January 1, 2007. The employment agreements were amended and restated to reflect recent legal and regulatory developments, such as the enactment of Section 409A of the Internal Revenue Code, and, in the case of Thomas J. Hammond, to reflect changes in the scope of his duties to the Company since his prior agreement was executed in 1997. The amended and restated employment agreements contain substantially the same compensation, severance and change-in-control agreements as the original employment agreements. The Company included copies of the amended and restated employment agreements as exhibits to its Annual Report on Form 10-K filed on March 1, 2007. The amended and restated employment agreements, as well as the severance and change in control payments required thereunder, are described under the headings “EXECUTIVE COMPENSATION — Employment Agreements” and “EXECUTIVE COMPENSATION — Potential Payment Upon Termination or Change of Control.”

The Company believes that reasonable severance and change in control benefits should be provided to the Named Executive Officers.

Tax and Accounting Implications

The Company and the Committee have structured the executive compensation program intending it to comply with Internal Revenue Code Section 162(m) and Section 409A. Section 162(m) of the Internal Revenue Code provides that the Company may not deduct compensation of more than $1,000,000 annually that is paid to certain individuals. The Company anticipates that compensation paid under the 2006 Equity Incentive Plan generally will be fully deductible for federal income tax purposes. While the Company may provide compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers, the Company does not currently have any employees with non-performance based compensation in excess of the Section 162(m) limit. Under Section 409A, any nonqualified deferred compensation subject to and not in compliance with such provision will become immediately taxable to the employee and the employee will be subject to a federal excise tax. The Company believes its deferred compensation arrangements are in good faith compliance with Section 409A.

Also, beginning on January 1, 2006, the Company began accounting for stock-based payments in accordance with the requirements of SFAS No. 123R. Under SFAS No. 123R, all share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the consolidated statement of earnings. The amount of compensation expense is determined based on the fair value of the equity award when granted and is expensed over the required service period, which is normally the vesting period of the equity award.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Disclosure and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Disclosure and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

James D. Coleman, Chairman
Frank D’Angelo
Robert W. DeWitt

EXECUTIVE COMPENSATION

The following table sets forth information with respect to the compensation paid or earned during the fiscal year ended December 31, 2006 by the Chief Executive Officer, the Chief Financial Officer, and each of the other three most highly compensated executive officers who were serving as of December 31, 2006 (“Named Executive Officers”), in all capacities in which they served.

The Named Executive Officers were not entitled to receive payments which would be characterized as “Bonus” payments for the fiscal year ended December 31, 2006. Amounts listed under the column entitled “Non-Equity Incentive Plan Compensation” were determined by the Committee based on the 2006 Equity Incentive Plan.

Based on the following table, salary as a percentage of total compensation ranged from 0% for Thomas J. Hammond and Mark T. Hammond to approximately 69% for Paul D. Borja and Kirstin A. Hammond. Performance-based incentive compensation as a percentage of total compensation ranged from approximately 99% for Thomas J. Hammond to 28% for Paul D. Borja. These percentages are significantly influenced by the request of Thomas J. Hammond and Mark T. Hammond to not be paid a salary in 2006 and the inclusion of option awards and stock awards at times and in amounts tied to the recognition of compensation expense for such awards pursuant to FAS 123(R).

Summary Compensation Table

					Non-Equity	All Other
Name and Principal			Stock	Option	Incentive Plan	Compensation
Position(s)	Year	Salary	Awards(1)	Awards(2)	Compensation(3)	(4)	Total

Thomas J. Hammond	2006	$—	$198,749	$393,831	$720,000	$13,140	$1,325,720
Chairman of the Board
Mark T. Hammond	2006	$—	$164,267	$480,234	$1,200,000	$31,140	$1,875,641
Vice Chairman, President and Chief Executive Officer
Paul D. Borja	2006	$402,150	$39,774	$1,240	$120,000	$20,340	$583,504
Executive Vice President and Chief Financial Officer
Kirstin A. Hammond	2006	$373,857	$15,400	$54,809	$84,000	$11,400	$539,466
Executive Director
Robert O. Rondeau, Jr.	2006	$339,125	$15,400	$54,809	$84,000	$25,140	$518,474
Executive Director

(1)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) of awards pursuant to the 2006 Equity Incentive Plan (including the 2000 Stock Incentive Plan which was merged into the 2006

Equity Incentive Plan) and thus includes amounts from awards granted in and prior to 2006. Assumptions used in the calculation of these amounts are included in footnote 30 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2007.

(2)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) of awards pursuant to the 2006 Equity Incentive Plan (including the 1997 Employees and Directors Stock Option Plan which was merged into the 2006 Equity Incentive Plan) and thus include amounts from awards granted in and prior to 2006. These awards include both stock options, which the Company issued prior to 2006, and stock appreciation rights, which the Company issued in 2006. Assumptions used in the calculation of this amount are included in footnote 30 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2007.

(3)	The amounts in this column reflect the cash bonuses paid to the named individuals under the 2006 Equity Incentive Plan on account of 2006 performance as further discussed under the heading “COMPENSATION DISCUSSION AND ANALYSIS — 2006 Executive Compensation Components — Performance-Based Incentive Compensation.”

(4)	The amounts in this column include (i) matching contributions made to each Named Executive Officer pursuant to the Flagstar Bank 401(k) Plan in the amount of $6,600, (ii) car allowances for Mr. Mark Hammond, $18,000, Mr. Borja, $7,200, Ms. Hammond, $4,800, Mr. Rondeau, $12,000, and (iii) country club dues for Mr. Thomas Hammond, $6,540, Mr. Mark Hammond, $6,540, Mr. Borja, $6,540 and Mr. Rondeau, $6,540. Beginning in 2007, country club dues are not paid by the Company.

Employment Agreements

On February 28, 2007, the Company entered into amended and restated employment agreements with each of the Named Executive Officers effective as of January 1, 2007. The Named Executive Officers are responsible for overseeing all operations of the Company and for implementing the policies adopted by the Board. The Board believes that the agreements assure fair treatment of the Named Executive Officers in relation to their careers, providing them with a limited form of financial security while committing them to future employment for the term of their respective agreements.

The initial term of each agreement is three years. On January 1 of each year, the term of each agreement may be extended for an additional one-year period upon approval of our board of directors. The agreements provide that the base salary may not be less than $625,000 for Thomas J. Hammond, $840,000 for Mark T. Hammond, $435,000 for Paul D. Borja, $390,000 for Kirstin A. Hammond, and $360,000 for Robert O. Rondeau. For 2007, the base salary is $627,750 for Thomas J. Hammond, $841,432 for Mark T. Hammond, $435,279 for Paul D. Borja, $392,550 for Kirstin A. Hammond, and $361,690 for Robert O. Rondeau. The base salaries will be reviewed annually, and the Named Executive Officers may participate in any plan the Company maintains for the benefit of its employees, including discretionary bonus plans, profit-sharing plan, retirement and medical plans, customary fringe benefits and paid time off. Each of the agreements contain provisions for termination and change-in-control benefits, and such provisions are described in “EXECUTIVE COMPENSATION — Potential Payment Upon Termination or Change of Control” below.

Grants of Plan Based Awards

					All Other	All Other
					Stock	Option
					Awards:	Awards:			Grant Date
					Number of	Number of	Exercise or	Grant	Fair Value
		Estimated Possible Payouts Under			Shares of	Securities	Base Price	Date	of Stock
		Non-Equity Incentive Plan Awards(1)			Stock or	Underlying	of Option/SAR	Closing	and Option/SAR
	Grant	Threshold	Target	Maximum	Units	Option/SARs	Awards	Price	Awards
Name	Date	($)	($)	($)	(#)(2)	(#)(3)	($/sr)	(#)(4)	($)

Thomas J. Hammond	1/24/2006				17,672		$14.26	$14.43	$252,003
	5/26/2006					84,281	$16.28	$16.28	$244,415
		$0	$3,000,000	$6,000,000
Mark T. Hammond	1/24/2006				25,133		$14.26	$14.43	$358,397
	5/26/2006					119,866	$16.28	$16.28	$347,611
		$0	$5,000,000	$10,000,000
Paul D. Borja	1/24/2006				3,534		$14.26	$14.43	$50,395
	5/26/2006					16,856	$16.28	$16.28	$48,882
		$0	$500,000	$1,000,000
Kirstin A. Hammond	1/24/2006				2,356		$14.26	$14.43	$33,597
	5/26/2006					11,237	$16.28	$16.28	$32,587
		$0	$350,000	$700,000
Robert O. Rondeau	1/24/2006				2,356		$14.26	$14.43	$33,597
	5/26/2006					11,237	$16.28	$16.28	$32,587
		$0	$350,000	$700,000

(1)	The amounts shown in these columns reflect the potential performance-based incentive compensation payout for 2006 under the 2006 Equity Incentive Plan. As described in “COMPENSATION DISCUSSION AND ANALYSIS — 2006 Executive Compensation Components — Performance-Based Incentive Compensation”, the potential payout under the 2006 Equity Incentive Plan for 2006 was determined in cash and paid out in a combination of cash, stock appreciation rights and restricted stock on January 30, 2007. The “threshold” amount reflects the minimum payment level under the award which is 0% of the target amount shown in the “target” amount. The “maximum” amount is 200% of the “target” amount. The “target” amount is based upon achievement of specific objectives set by the Board and the Committee at a level that is consistent with the Company’s business plan.

(2)	The amounts in this column reflect the number of shares of restricted stock granted in 2006 pursuant to the Company’s 2000 Stock Incentive Plan (prior to the adoption of the 2006 Equity Incentive Plan) to the named individuals as part of their performance-based incentive compensation for 2005. The restricted stock vests in two equal annual installments on January 24, 2007 and 2008.

(3)	The amounts in this column reflect the number of stock appreciation rights granted in 2006 pursuant to the Company’s 2006 Equity Incentive Plan to the named individuals as part of their performance-based incentive compensation for 2005. The grants were made in May 2006 following shareholder approval of the 2006 Equity Incentive Plan at the 2006 Annual Meeting of Shareholders. The stock appreciation rights vest in four equal annual installments, in February of each year, and may only be settled for cash.

(4)	The reason for the difference between the closing market price on the date of grant and the exercise price is the Company’s long-standing policy to set the exercise price of equity awards based upon the average of the high and low market price on the date of grant rather than the closing price.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards
						Market
	Number of	Number of			Number of	Value of
	Securities	Securities			Shares or	Shares or
	Underlying	Underlying			Units of	Units of
	Unexercised	Unexercised	Option	Option	Stock That	Stock That
	Options	Options	Exercise	Expiration	Have Not	Have Not
Name	Exercisable	Unexercisable	Price	Date	Vested	Vested

Thomas J. Hammond					8,836	$131,126	(1)
		84,281	16.28	2/3/2013			(2)
	100,452		20.73	1/24/2015			(3)
	249,946		12.27	3/18/2013			(4)
	300,000		11.80	6/18/2012			(5)
Mark T. Hammond					12,567	$186,494	(1)
		119,866	16.28	2/3/2013			(2)
	133,937		20.73	1/24/2015			(3)
	145,144		22.68	2/10/2014			(6)
	219,716	72,572	12.27	3/18/2013			(4)
	380,000		11.80	6/18/2012			(5)
	35,226		5.01	5/22/2011			(7)
Paul D. Borja					1,767	$26,222	(1)
		16,856	16.28	2/3/2013			(2)
	11,429		19.35	5/25/2005			(8)
Kirstin A. Hammond					1,178	$17,481	(1)
		11,237	16.28	2/3/2013			(2)
	12,557		20.73	1/24/2015			(3)
	18,210		22.68	2/10/2014			(6)
	27,314	9,106	12.27	3/18/2013			(4)
	40,000		11.80	6/18/2012			(5)
	11,250		5.01	5/22/2011			(7)
Robert O. Rondeau, Jr.					1,178	$17,481	(1)
		11,237	16.28	2/3/2013			(2)
	12,557		20.73	1/24/2015			(3)
	18,210		22.68	2/10/2014			(6)
	27,314	9,106	12.27	3/18/2013			(4)
	40,000		11.80	6/18/2012			(5)

(1)	Represents restricted stock granted on January 24, 2005. The restricted stock grants vest in two equal parts starting on the first anniversary of the Grant Date and were fully vested as of January 24, 2007. The values contained in this column were calculated by multiplying the number of shares by $14.84, which was the closing price of the Company’s common stock reported on the NYSE on the last trading day of 2006.

(2)	Represents stock appreciation rights issued on May 25, 2006. The stock appreciation rights vest in 4 four equal parts beginning February 3, 2007 and each one-year anniversary afterwards through 2010. The stock appreciation rights are required to be settled in cash.

(3)	Represents a stock option award issued January 24, 2005. The options vest in 4 four equal parts starting on the first anniversary of the Grant Date and are fully vested after the Company accelerated vesting on all out of the money options at December 31, 2005.

(4)	Represents a stock option award issued March 18, 2003. The options vest in 4 four equal parts starting on the first anniversary of the Grant Date and fully vest on March 18, 2007.

(5)	Represents a stock option award issued June 18, 2002. The options vested in 4 four equal parts starting on the first anniversary of the Grant Date and are fully vested.

(6)	Represents a stock option award issued February 10, 2004. The options vest in 4 four equal parts starting on the first anniversary of the Grant Date and are fully vested after the Company accelerated vesting on all out of the money options at December 31, 2005.

(7)	Represents a stock option award issued May 22, 2001. The options vested in 4 four equal parts starting on the first anniversary of the Grant Date and are fully vested.

(8)	Represents a stock option award issued May 25, 2005. The options vest in 4 four equal parts starting on the first anniversary of the Grant Date and are fully vested after the Company accelerated vesting on all out of the money options at December 31, 2005.

Option Exercises and Stock Vested During Fiscal Year

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired	Realized	Acquired	Realized
Name	on Exercise	on Exercise	on Vesting	on Vesting

Thomas J. Hammond	198,000	$1,979,646	28,546	$417,049
Mark T. Hammond	—	—	21,423	305,506
Paul D. Borja	—	—	1,034	16,751
Kirstin A. Hammond	—	—	2,008	28,648
Robert O. Rondeau, Jr.	—	—	2,008	28,648

Potential Payment Upon Termination or Change of Control

The benefits payable to each Named Executive Officer upon a termination or change-in-control depend upon whether it was a voluntary termination, not-for-cause termination, constructive termination, for cause termination, involuntary and constructive termination following a change of control, termination in the event of disability or death of the executive, or a change-in-control. The provisions in the amended and restated employment agreements related to terminations and change-in-control are the same for each Named Executive Officer.

Voluntary Termination or Termination for “Just Cause”.  The employment agreements may be terminated by the Company for “just cause” or by the Named Executive Officer voluntarily. Under the employment agreement, termination for “just cause” means termination because of the Named Executive Officer’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation, or final cease-and-desist order, or material breach of any provision of the such agreement. In each case, no severance benefits are available. However, the Named Executive Officer may exercise vested stock options and stock appreciation rights within three months.

Disability.  The employment agreements may be terminated by the Company due to the disability of the Named Executive Officer. While no severance benefits are available in this case, restricted stock granted under the 2000 Stock Incentive Plan and the 2006 Equity Incentive Plan is accelerated, unvested stock options granted under the 1997 Employees and Directors Stock Option Plan are accelerated, and performance-based incentive compensation awards under the 2006 Equity Incentive Plan may be paid out at the target level. Stock options and stock appreciation rights may be exercised within one year.

Death.  In the event of the Named Executive Officer’s death, the Named Executive Officer’s estate will be entitled to six months base salary payable in a lump sum, accrued and unpaid discretionary bonus payable in a lump sum, and continuation of health benefits for six months. Additionally, restricted stock granted under the 2000 Stock Incentive Plan and the 2006 Equity Incentive Plan is accelerated, unvested stock options granted under the 1997 Employees and Directors Stock Option Plan are accelerated, and performance-based incentive compensation awards under the 2006 Equity Incentive Plan may be paid out at the target level. Stock options and stock appreciation rights may be exercised within two years.

Retirement.  In the event of the Named Executive Officer’s retirement (as such term is defined in the 2006 Equity Incentive Plan), unvested restricted stock granted under the 2000 Stock Incentive Plan or the 2006 Equity Incentive Plan is accelerated, unvested stock options granted under the 1997 Employees and Directors Stock Option Plan are accelerated, and performance-based incentive compensation awards under the 2006 Equity Incentive Plan may be paid out at the target level. Stock options must be exercised within three months, and stock appreciation rights may be exercised within one year.

Termination Not “For Cause” or Constructive Termination.  If the Company terminates the Named Executive Officer without just cause or constructively terminates the Named Executive Officer, such officer will be entitled to a lump sum payment equal to twelve months salary, the amount of performance-based incentive compensation under the 2006 Equity Incentive Plan that would have been payable assuming that the Company achieved 100% of its target goals during the year terminated, and the continuation of health benefit plans through the expiration date of the employment agreement. Vested stock options and stock appreciation rights may be exercised within three months. “Constructive termination” includes the following events that have not been consented to in advance by the named executive officer in writing: (i) the requirement that the Named Executive Officer perform his or her principal executive functions more than 50 miles from his or her primary office; (ii) a reduction in the Named Executive Officer’s base compensation as then in effect; (iii) the failure of the Company to continue to provide the Named Executive Officer with contractual compensation and benefits, including material vacation, fringe benefits, stock option and retirement plans; (iv) the assignment to the Named Executive Officer of duties and responsibilities which are other than those normally associated with his or her position with the Company; (v) a material reduction in the Named Executive Officer’s authority and responsibility (including, solely in the context of a change-in-control, performing such responsibilities solely for a subsidiary of the controlling entity); and (vi) in the case of an employee who is also a director, the failure to re-elect the Named Executive Officer to the board of directors (solely in the context of a change in control).

Change In Control.  In the event of a change in control, unvested restricted stock granted under the 2000 Stock Incentive Plan or the 2006 Equity Incentive Plan is accelerated, unvested stock options granted under the 1997 Employees and Directors Stock Option Plan or the 2006 Equity Incentive Plan are accelerated, performance-based incentive compensation awards under the 2006 Equity Incentive Plan may be paid out at the target level, and unvested stock appreciation rights granted under the 2006 Equity Incentive Plan are accelerated. Stock options and stock appreciation rights may be exercised until expiration. Change in control generally refers to the acquisition, by any person or entity, of the ownership or power to vote more than 50% of the Company’s voting stock, the control of the election of a majority of the Company’s directors, or the exercise of a controlling influence over the management or policies of the Company. In addition, under the employment agreements, a change in control occurs when, during any consecutive two-year period, directors of the Company at the beginning of such period cease to constitute at least a majority of the Board.

Involuntary or Constructive Termination in connection with a Change in Control.  The employment agreements contain provisions stating that in the event of the Executive Officer’s involuntary termination or constructive termination of employment in connection with, or within one year after, any change in control of the Company, other than for “just cause,” the Employee will be paid the specified amount six months from the date of such termination. In either case, the Named Executive Officer would be entitled to cash payable monthly or in a lump sum in an amount equal to the difference between (i) 2.99 times his or her “base amount,” as defined in Section 280G(b)(3) of the Code, and (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Code, that the Employee receives on account of the change in control and health insurance for six months. Examples of other parachute payments include unvested stock options granted under the 1997 Employees and Directors Stock Option Plan or the 2006 Equity Incentive Plan that are accelerated, unvested restricted stock granted under the 2000 Stock Incentive Plan or the 2006 Equity Incentive Plan that is accelerated, performance-based incentive compensation awards under the 2006 Equity Incentive Plan that may be paid out at the target level, and unvested stock appreciation rights granted under the 2006 Equity Incentive Plan that are accelerated. The stock options and stock appreciation rights may be exercised within three months.

The tables below reflect the amount of compensation payable to each of the Named Executive Officers pursuant to their amended and restated employment agreements in the event of termination of such executive’s employment or in the event of a change-in-control. The amounts shown assume that such termination or change-in-control was effective as of December 31, 2006, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company. No compensation is payable to any Named Executive Officer for voluntary termination or termination for “Just Cause”.

Thomas J. Hammond

	Voluntary				Termination not		Involuntary or
	Termination				for “Just Cause”		Constructive
	and				and		Termination in
	Termination for				Constructive	Change	Connection with a
	“Just Cause”	Disability	Death	Retirement	Termination	in Control	Change in Control

Severance payment	$0	$0	$312,500	$625,000	$625,000	$0	$16,772,722
Benefits continuation	$0	$0	$7,467	$0	$22,401	$0	$7,467
Value of accelerated stock options	$0	$0	$0	$0	$0	$0	$0
Value of accelerated restricted stock	$0	$131,126	$131,126	$131,126	$0	$131,126	$131,126
Value of accelerated stock appreciation rights	$0	$0	$0	$0	$0	$0	$0
Value of performance-based incentive compensation	$0	$3,000,000	$3,000,000	$3,000,000	$3,000,000	$3,000,000	$3,000,000

Total	$0	$3,131,126	$3,451,093	$3,756,126	$3,647,401	$3,131,126	$19,911,315

Mark T. Hammond

	Voluntary				Termination not		Involuntary or
	Termination				for “Just Cause”		Constructive
	and				and		Termination in
	Termination for				Constructive	Change	Connection with a
	“Just Cause”	Disability	Death	Retirement	Termination	in Control	Change in Control

Severance payment	$0	$0	$420,000	$840,000	$840,000	$0	$15,198,607
Benefits continuation	$0	$0	$400	$0	$1,200	$0	$400
Value of accelerated stock options	$0	$186,570	$186,570	$186,570	$0	$186,570	$186,570
Value of accelerated restricted stock	$0	$186,479	$186,479	$186,479	$0	$186,479	$186,479
Value of accelerated stock appreciation rights	$0	$0	$0	$0	$0	$0	$0
Value of performance-based incentive compensation	$0	$5,000,000	$5,000,000	$5,000,000	$5,000,000	$5,000,000	$5,000,000

Total	$0	$5,373,049	$5,793,449	$6,213,049	$5,841,200	$5,373,049	$20,572,056

Paul D. Borja

	Voluntary				Termination not		Involuntary or
	Termination				for “Just Cause”		Constructive
	and				and		Termination in
	Termination for				Constructive	Change	Connection with a
	“Just Cause”	Disability	Death	Retirement	Termination	in Control	Change in Control

Severance payment	$0	$0	$217,500	$435,000	$435,000	$0	$1,026,265
Benefits continuation	$0	$0	$7,278	$0	$21,834	$0	$7,278
Value of accelerated stock options	$0	$0	$0	$0	$0	$0	$0
Value of accelerated restricted stock	$0	$26,222	$26,222	$26,222	$0	$26,222	$26,222
Value of accelerated stock appreciation rights	$0	$0	$0	$0	$0	$0	$0
Value of performance-based incentive compensation	$0	$500,000	$500,000	$500,000	$500,000	$500,000	$500,000

Total	$0	$526,222	$751,000	$961,222	$956,834	$526,222	$1,559,765

Kirstin A. Hammond

	Voluntary				Termination not		Involuntary or
	Termination				for “Just Cause”		Constructive
	and				and		Termination in
	Termination for				Constructive	Change	Connection with a
	“Just Cause”	Disability	Death	Retirement	Termination	in Control	Change in Control

Severance payment	$0	$0	$195,000	$390,000	$390,000	$0	$1,780,797
Benefits continuation	$0	$0	$7,230	$0	$21,690	$0	$7,230
Value of accelerated stock options	$0	$23,402	$23,402	$23,402	$0	$23,402	$23,402
Value of accelerated restricted stock	$0	$17,482	$17,482	$17,482	$0	$17,482	$17,482
Value of accelerated stock appreciation rights	$0	$0	$0	$0	$0	$0	$0
Value of performance-based incentive compensation	$0	$350,000	$350,000	$350,000	$350,000	$350,000	$350,000

Total	$0	$390,884	$593,114	$780,884	$761,690	$390,884	$2,178,911

Robert O. Rondeau, Jr.

	Voluntary				Termination not		Involuntary or
	Termination				for “Just Cause”		Constructive
	and				and		Termination in
	Termination for				Constructive	Change	Connection with a
	“Just Cause”	Disability	Death	Retirement	Termination	in Control	Change in Control

Severance payment	$0	$0	$180,000	$360,000	$360,000	$0	$1,578,087
Benefits continuation	$0	$0	$6,992	$0	$20,976	$0	$6,992
Value of accelerated stock options	$0	$23,402	$23,402	$23,402	$0	$23,402	$23,402
Value of accelerated restricted stock	$0	$17,482	$17,482	$17,482	$0	$17,482	$17,482
Value of accelerated stock appreciation rights	$0	$0	$0	$0	$0	$0	$0
Value of performance-based incentive compensation	$0	$350,000	$350,000	$350,000	$350,000	$350,000	$350,000

Total	$0	$390,884	$577,876	$750,884	$730,976	$390,884	$1,975,963

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee has at any time been an officer or employee of the Company or its subsidiaries. Members of the Compensation Committee may, from time to time, have banking relationships in the ordinary course of business with the Bank, as described in the section entitled “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.” No member of the Compensation Committee had any other relationship with the Company during 2006 requiring disclosure as a related party transaction.

During 2006, none of our executive officers served as a member of another entity’s compensation committee, one of whose executive officers served on our Compensation Committee or was a director of the Company, and none of our executive officers served as a director of another entity, one of whose executive officers served on our Compensation Committee.

CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

The Company and its subsidiaries regularly monitor transactions with its directors and executive officers and members of their immediate families for regulatory reporting purposes. The policies and procedures adopted by the Company and its subsidiaries include: (i) a written policy requiring compliance with the requirements of Regulation O, including the prompt reporting of extension of credit to the Board; (ii) a Code of Business Conduct and Ethics that governs potential conflicts of interest; and (iii) an audit committee charter that requires the Audit Committee to conduct a review of related party transactions in order to ensure that such transactions are on substantially the same terms as those prevailing for comparable transactions with non-affiliated persons or are otherwise fair to and in the best interests of the Company and its subsidiaries.

The Company and its subsidiaries have had, and expect to have in the future, transactions in the ordinary course of business with directors and executive officers and members of their immediate families, as well as with principal stockholders. Each of the following business transactions conformed with the policies and procedures of the Company and its subsidiaries, and it is the belief of management that such loans or transactions neither involved more than the normal risk of collection nor presented other unfavorable features.

Michael Lucci, Sr. is a member of the Board, and his daughter-in-law, Rebecca Lucci, is an Executive Vice President in the Human Resources department of the Company. Ms. Lucci’s total compensation was $196,076 in 2006.

Richard Elsea is a member of the Board and the Audit Committee. He is the owner of John Adams Mortgage Company (“John Adams”), a mortgage origination firm that sells mortgage loans to the Company. John Adams sold $5.2 million in mortgage loans to the Company during 2006. These sales resulted in gross income to John Adams of only $74,000 which was less than 2.0% of its gross income for the year and significantly less than the threshold for reporting related party transactions.

Robert O. Rondeau, Jr. is an Executive Director of the Company. The Company engaged in certain transaction with Select Financial, a Rhode Island mortgage company owned by Robert and Marie Rondeau, the parents of Mr. Rondeau. Select Financial is a correspondent of the Company and sold $78.8 million in mortgage loans to the Company during 2006. Select Financial is also a customer that utilizes the Company’s warehouse lending program offered through the Company’s commercial loan division. As of December 31, 2006, Select Financial had an approved line of credit of $10.3 million with Flagstar Bank at a rate of 7.75%. The average amount outstanding during 2006 was $534,000, with a high balance of $2.1 million and a balance at December 31, 2006, of $582,000. As of April 16, 2007, the amount outstanding was $1.1 million. During 2006, Select Financial paid $38,990 in interest to the Company. Robert and Marie Rondeau have personally guaranteed this line of credit.

In addition to the transactions listed above, certain directors and executive officers of the Company and its subsidiaries, and members of their immediate families, were indebted to the Bank as customers in connection with mortgage loans and other extensions of credit by the Bank. These transactions were in the ordinary course of business and were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons. None of these loans have involved more than the normal risk of collectibility or presented other unfavorable features.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and to furnish the Company with copies of all such reports.

Based solely on its review of copies of such reports received by it, or written representations from certain reporting persons that no annual report of change in beneficial ownership is required, the Company believes that Frank D’Angelo delinquently reported the purchase of shares on March 2, 2006 in a Form 4 filed on March 22, 2006 and that Thomas J. Hammond, Mark T. Hammond, Paul D. Borja, Kirstin A. Hammond, Robert O. Rondeau and Joel Murray amended their respective Form 4s filed on February 7, 2006 in a filing on January 29, 2007 to correct a calculation error in the number of shares acquired. Other than as disclosed above, the Company believes that all filing requirements applicable to its directors, executive officers and greater than 10% beneficial owners during the year ended December 31, 2006 were timely met.

PROPOSAL II

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Virchow, Krause & Company, LLP (“Virchow Krause”) served as the Company’s independent registered public accountants for the year ended December 31, 2006. A representative of Virchow Krause is expected to be present at the Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he or she so desires.

The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accountants. The Audit Committee appointed Virchow Krause to serve as the Company’s independent registered public accountants for 2007.

Ratification of Independent Registered Public Accountants

Selection of the Company’s independent registered public accountants is not required to be submitted to a vote of the stockholders of the Company for ratification. However, the Board of Directors is submitting this matter to the stockholders as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain Virchow Krause. After doing so, it may retain that firm or another without re-submitting the matter to the Company’s stockholders. Even if the stockholders ratify the appointment of Virchow Krause, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accountants at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.

Required Vote and Board of Directors Recommendation

The Company’s independent registered public accountants will be ratified if greater than a majority of shares of Common Stock present at the Annual Meeting, in person or by proxy, and entitled to vote are cast for it. The enclosed proxy will be so voted unless the stockholder specifies a contrary choice. Failure to vote and broker non-votes will not be considered shares entitled to vote and will not be counted as votes for or against the independent registered public accountants. However, abstentions will have the same effect as voting against the ratification of our independent registered public accountants.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Virchow Krause as the Company’s independent registered public accountants.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board, the Audit Committee assists the Board with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee reviewed and discussed the audited financial statements with management and with the Company’s independent registered public accountants, Virchow, Krause & Company, LLP. The Audit Committee also discussed with Virchow, Krause & Company, LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (“Communications with Audit Committees”) as amended.

In addition, the Audit Committee has received the written disclosures and the letter from Virchow, Krause & Company, LLP required by the Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”) and discussed with Virchow, Krause & Company, LLP any relationships that may impact the independent registered public accountants’s objectivity and independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Jay J. Hansen, Chairman
Charles Bazzy
Richard S. Elsea
B. Brian Tauber

Fees of Independent Registered Public Accountants

The Audit Committee engaged Virchow, Krause & Company, LLP (“Virchow Krause”) as the Company’s independent registered public accountants for the year ended December 31, 2006. The following table presents fees for professional audit services rendered by Virchow Krause for its audit for the years ended December 31, 2006 and 2005, and fees billed for other services rendered by Virchow Krause during those periods:

	2006		2005
	Virchow	Grant	Virchow	Grant
	Krause	Thornton	Krause	Thornton

Audit fees(1)	$1,654,096	$31,200	$1,852,800	$118,306
Non-audit fees:
Audit-related fees(2)	46,000	4,160	—	36,400
Tax fees	—		—
All other fees	—		—

Total fees paid	$1,700,096	$35,360	$1,852,800	$154,706

(1)	Comprised of professional services rendered in connection with the regular annual audit of our financial statements and the reviews of the financial statements included in each of our Quarterly Reports of Form 10-Q for the years indicated.

(2)	Audit-related fees are for professional services related to the audit of our employee benefit plans.

The Company’s Audit Committee has concluded that the provision of services covered under the caption “Non-audit fees” is compatible with its independent registered public accountants maintaining its independence. None of the hours expended on Virchow Krause’s engagement to audit the consolidated financial statements for the year ended December 31, 2006, were attributable to work performed by persons other than Virchow Krause’s full-time, permanent employees. No other fees were paid to Virchow Krause during 2006.

Change in Independent Registered Public Accountants

On June 13, 2005, the Company was informed by its independent registered public accountants, Grant Thornton LLP (“Grant Thornton”), that they had resigned. Grant Thornton’s reports on the Company’s financial statements for the fiscal years ended December 31, 2003 and 2004 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with the Company’s audits for the fiscal years ended December 31, 2003 and 2004 and through June 13, 2005, there were no disagreements between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of such accountants, would have caused Grant Thornton to make reference thereto in its report on the financial statements for such years.

During the fiscal years ended December 31, 2003 and 2004 and through June 13, 2005, there were no reportable events (as outlined in Regulation S-K Item 304(a)(1)(v)), other than as follows:

•	In Item 9A of the Company’s 2004 Annual Report on Form 10-K, which it filed with the Securities and Exchange Commission on March 23, 2005, Management’s Annual Report on the Internal Control over Financial Reporting, the Company stated, and Grant Thornton’s report on internal controls reiterated, that because of the material weaknesses disclosed in those reports, the Company’s internal control over financial reporting was not effective as of December 31, 2004, based on the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control — Integrated Framework. The Company reported six material weaknesses in its system of internal control over financial reporting, which can be summarized as including: (i) deficiencies related to its accounting for derivative activities; (ii) deficiencies related to recording of accrued interest receivable; (iii) deficiencies related to the documentation of the evaluation of the appropriateness of accounting estimates; (iv) deficiencies surrounding the recording of non-routine journal entries; (v) deficiencies related to validation and evaluation of data; and (vi) deficiencies related to company-level controls.

•	In Item 4 of the Company’s Quarterly Report on Form 10-Q, which it filed with the Securities and Exchange Commission on May 10, 2005 (the “Form 10-Q”), the Company reported that based upon a review and evaluation of the effectiveness of its disclosure controls and procedures as of March 31, 2005, the Company’s principal executive and financial officers concluded that the Company’s disclosure controls and procedures, as designed and implemented, were operating effectively as of that date. Grant Thornton informed the Company that management’s conclusion regarding disclosure controls may have been materially misstated. After further consideration of Grant Thornton’s views, the Company amended the Form 10-Q to report that its principal executive and financial officers determined that the disclosure controls and procedures were not effective as of March 31, 2005.

Discussions concerning the aforementioned reportable events occurred between representatives of Grant Thornton and the Company’s Audit Committee.

On August 5, 2005, the Company’s Audit Committee engaged Virchow Krause as the Company’s independent registered public accountants. During the fiscal years ended December 31, 2003 and 2004 and through June 13, 2005, the Company did not consult with Virchow Krause with respect to (i) the application of accounting principles to any transaction, either contemplated or proposed, (ii) the type of audit opinion that might be rendered on our financial statements, or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

STOCKHOLDER PROPOSALS

It is anticipated that the Company’s Annual Meeting in 2008 will be held on May 23, 2008. Stockholders who intend to present a proposal for action at that meeting and would like a copy of the proposal included in the Company’s proxy materials must forward a copy of the proposal or proposals to the Company’s principal executive office at 5151 Corporate Dr. Road, Troy, Michigan 48098, and it must be received by the Company not later than December 29, 2007. In order to be included in the proxy statement, such proposals must comply with applicable law and regulations, including SEC Rule 14a-8, as well as the Second Restated Articles of Incorporation of the Company.

The Company will have discretionary authority to vote proxies on matters at the 2007 Annual Meeting if the matter is not included in the proxy statement and notice by a stockholder to consider the matter was not received by the Company prior to the deadline provided in the Second Restated Articles of Incorporation for such matters. Under the Second Restated Articles of Incorporation, stockholders must provide written notice of nominations for new directors or proposals for new business to the Company’s Secretary not fewer than 30 days nor more than 60 days prior to the date of the Annual Meeting. For the 2008 Annual Meeting of Stockholders, notice must be received by the Company’s Secretary no later than the close of business on April 23, 2008 and no earlier than the close of business on March 24, 2008. However, if public disclosure of the Annual Meeting is given fewer than 40 days before the date of the Annual Meeting, written notice of the proposal must given prior to 10 days following the day on which notice of the Annual Meeting is mailed to stockholders. Such written notice must comply with the Second Restated Articles of Incorporation.

Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 2006 Annual Meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received. A copy of the Second Restated Articles of Incorporation can be obtained by written request to Paul Borja, CFO, Flagstar Bancorp, Inc., 5151 Corporate Drive, Troy, Michigan 48098.

INCORPORATION BY REFERENCE

The Compensation Committee Report and the Audit Committee Report (including the reference to the independence and financial expertise of the Audit Committee members), each contained in this Proxy Statement, are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any prior or future filings made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference.

OTHER MATTERS

The Board of Directors is not aware of any other business to be presented for action by the stockholders at the 2007 Annual Meeting other than those matters described in this proxy statement and matters incident to the conduct of the 2007 Annual Meeting. If, however, any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote such proxy on such matters as determined by a majority of the Board of Directors.

ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission, will be furnished without charge to persons who were stockholders as of the Record Date upon written request to Paul Borja, CFO, Flagstar Bancorp, Inc., 5151 Corporate Dr., Troy, Michigan 48098.

The Company’s 2006 Annual Report to Stockholders (the “Annual Report”), including financial statements, has been mailed to all persons who were stockholders of record as of the close of business on the Record Date. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Chief Financial Officer of the Company. The Annual Report is not to be treated as a part of this proxy solicitation material or as having been incorporated herein by reference.

BY ORDER OF THE BOARD OF DIRECTORS

/s/  Mary Kay Ruedisueli
Mary Kay Ruedisueli
Secretary

April 30, 2007

FLAGSTAR BANCORP, INC.
5151 CORPORATE DR.
TROY, MICHIGAN 48098
REVOCABLE PROXY FOR THE 2007 ANNUAL MEETING
OF STOCKHOLDERS
MAY 25, 2007
The undersigned hereby constitutes and appoints Matthew I. Roslin and Mary Kay Ruedisueli, and each of them, the proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Stockholders of Flagstar Bancorp, Inc. (the “Company”) to be held at the national headquarters of the Company and Flagstar Bank, FSB, located at 5151 Corporate Dr., Troy, Michigan on May 25, 2007 at 1:00 p.m., local time, and any adjournments thereof, and to vote all the shares of stock of the Company which the undersigned may be entitled to vote, upon the following matters.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS MARKED HEREIN, AND WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS AND AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS, IF NO INSTRUCTIONS TO THE CONTRARY ARE MARKED HEREIN AND TO THE EXTENT THIS PROXY CONFERS SUCH DISCRETIONARY AUTHORITY.
(1)	The election of Directors:. Mark T. Hammond, Robert O. Rondeau, Jr., James D. Coleman, Richard S. Elsea, B. Brian Tauber, and Jay J. Hansen

[ ]	For all nominees listed above (except as marked to the contrary below).	[ ]	Withhold authority to vote for all nominees listed above.
(TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, PRINT THAT NOMINEE’S NAME BELOW.)

(2)	To ratify the appointment of Virchow, Krause & Company, LLP as the Company’s independent registered public accountants for the year ending December 31, 2007

[ ]	For	[ ]	Against	[ ]	Abstain
(3)	The transaction of such other business as may properly come before the Annual Meeting or any adjournments thereof.
The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement and the Annual Report to Stockholders for the year ended December 31, 2006, and hereby revokes any proxy heretofore given. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE ITS EXERCISE IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE PROXY STATEMENT.

Date:

Signature:

Signature:

PLEASE MARK, DATE AND SIGN AS YOUR NAME APPEARS HEREIN AND RETURN IN THE ENCLOSED ENVELOPE. If acting as executor, administrator, trustee, guardian, etc. you should so indicate when signing. If the signor is a corporation, please sign the full name by duly appointed officer. If a partnership, please sign in partnership name by authorized person. If shares are held jointly, each stockholder named should sign.